Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR OTCQX: CORVF	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com www.corvusgold.com

NR17-16	October 31, 2017

Corvus Gold Announces Expanded Mineral Resource for the North Bullfrog Project, Nevada

Highlights:

•	The overall North Bullfrog Mineral Resource estimation has expanded with the Measured and Indicated categories increasing by 30% from the 2015 Mineral Resource estimation to now account for 64% of contained ounces, as further detailed below

•	99% of the proposed mill material now in the Measured and Indicated Mineral Resources categories

•	The new Phase 1 Measured and Indicated Mineral Resource contains 904,000 ounces of gold & 5,459,000 ounces of silver at an average grade of 0.80 g/t gold and 4.86 g/t silver in 35 million tonnes, as further detailed below

•	The maiden sulphide Measured and Indicated Mineral Resources estimations were defined for the Phase I project with 89,000 ounces of gold and 343,000 ounces of silver at a grade of 1.46 g/t gold and 5.64 g/t silver in 1.89 million tonnes utilizing Ambient Atmospherics Oxidation (AAO) processing in the proposed mill facility

•	Total Phase 2 Measured and Indicated Mineral Resources estimations of 855,000 ounce of gold and 2,565,000 ounces of silver at 0.22 g/t gold and 0.65 g/t silver in 123 million tonnes of material

Vancouver, B.C. - Corvus Gold Inc. (TSX: KOR, OTCQX: CORVF) (“Corvus” or the “Company”) announces updated Mineral Resource estimations incorporating all drill results through to 2017 at its 100% owned North Bullfrog Project (“NBP”). The updated Mineral Resource estimation is a two phase approach with “Phase 1” as an early stage, higher grade mix of predominantly oxide mill processing and oxide heap leach processing. “Phase 2” includes mainly heap leach mineralization. The Mineral Resources estimations (Measured, Indicated and Inferred) were based on economic constraints using Whittle TM software, assuming open pit mining and a gold price of USD $1,250 per ounce and a silver price of USD $16.50 per ounce. Figure 1 shows the locations of the projected open pits at the NBP and displays the mineralization in the defined Phase 1 & 2.

Jeff Pontius, the Company’s President & CEO states, “The North Bullfrog Resource update has delivered an expansion of the Phase 1 project with an increase in mill ounces, Mineral Resource confidence and overall grade. This initial phase has approximately one-million Measured and Indicated Mineral Resources gold ounces and over five million silver ounces which outline potential for a future mining operation that we believe could be complemented by the Mother Lode project, which is located six kilometres to the southeast. Additionally, this study provides a first look at the viability of integrating higher grade sulfide mineralization into the mine plan which potentially opens the door for future resource expansion in this class of mineralization. We at Corvus Gold look forward to the integration of the Phase 1, North Bullfrog Project with the Mother Lode Project which we believe could deliver an exciting new, low cost, Nevada gold mining project.”

Corvus Gold Inc.	- 2 -	October 31, 2017
NR17-16 Continued

Figure 1 - Locations of pit constrained, Phase 1 & 2 Resources at the NBP

New Resource Calculation

The new Mineral Resource estimation reflects the benefits of the drilling conducted during 2016 and 2017 which has expanded and improved the definition of the YellowJacket vein/stockwork zone, allowing the mine plan to deliver higher average grade mineralization from the YellowJacket zone in Phase 1 with high gold and silver recoveries. This new Mineral Resource has been estimated in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) using a gold price of USD $1,250 per ounce and silver price of USD $16.50 per ounce. The Mineral Resources are tabulated for Phase 1, Phase 2 and Total Mineral Resources in Tables 1, 2 and 3, where they are also subdivided by mill or heap leach process.

Corvus Gold Inc.	- 3 -	October 31, 2017
NR17-16 Continued

Table 1

Phase 1, Measured, Indicated, and Inferred Mineral Resource Estimations for the NBP constrained by Whittle TM pit volumes, including both the YellowJacket Vein/Stockwork and Disseminated Oxide Mineralization at a gold price of USD $1,250 per ounce and a silver price of USD $16.50 per ounce

Table 1a - Phase I, Total Mineral Resource
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	10,415	1.08	362	7.59	2,540
Indicated	24,557	0.69	542	3.70	2,919
Total M&I	34,972	0.80	904	4.86	5,459
Inferred	5,908	0.31	59	0.74	140

Table 1b - Phase I, Mill Mineral Resource (oxide and sulfide)
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	5,221	1.79	300	12.72	2,136
Indicated	5,582	1.75	314	11.86	2,128
Total M&I	10,803	1.77	614	12.28	4,264
Inferred	49	1.90	3	18.41	29

Table 1c - Phase I, Mill Mineral Resource (sulfide)
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	756	1.32	32	5.35	130
Indicated	1,137	1.56	57	5.83	213
Total M&I	1,893	1.46	89	5.64	343
Inferred	15	2.07	1	16.59	8

Table 1d - Phase I, Heap Leach Mineral Resource
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	5,194	0.37	62	2.42	404
Indicated	18,975	0.37	228	1.30	791
Total M&I	24,169	0.37	290	1.54	1,195
Inferred	5,859	0.30	56	0.59	111

*- See Cautionary Note to US Investors below

**-The Mineral Resources above are effective as of October 31, 2017

***-Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability

****-Includes Sulfide Mineral Resources discussed below

Corvus Gold Inc.	- 4 -	October 31, 2017
NR17-16 Continued

Table 2

Phase 2, Measured, Indicated, and Inferred Mineral Resource Estimate for the NBP constrained by Whittle TM pit volumes, including both the YellowJacket Vein/Stockwork and Disseminated Oxide Mineralization at a gold price of USD $1,250 per ounce and a silver price of USD $16.50 per ounce

Table 2a - Phase II, Total Mineral Resource
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	10,129	0.26	84	1.04	338
Indicated	113,009	0.21	771	0.61	2,227
Total M&I	123,138	0.22	855	0.65	2,565
Inferred	58,877	0.19	367	0.48	902

Table 2b - Phase II, Mill Mineral Resource (oxide & sulfide)
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	798	1.01	26	3.27	84
Indicated	2,733	1.04	91	2.96	260
Total M&I	3,531	1.03	117	3.03	344
Inferred	67	1.39	3	2.32	5

Table 2c - Phase II, Mill Mineral Resource (sulfide)
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	401	1.24	16	2.48	32
Indicated	1,402	1.18	53	1.82	82
Total M&I	1,803	1.19	69	1.97	114
Inferred	61	1.53	3	2.04	4

Table 2d - Phase II, Heap Leach Mineral Resource
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	9,331	0.19	58	0.85	254
Indicated	110,276	0.19	680	0.55	1,967
Total M&I	119,607	0.19	738	0.58	2,221
Inferred	58,810	0.19	364	0.47	897

*- See Cautionary Note to US Investors below

**-The Mineral Resources above are effective as of October 31, 2017

***-Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability

****-Includes Sulfide Mineral Resources discussed below

Corvus Gold Inc.	- 5 -	October 31, 2017
NR17-16 Continued

Table 3

Measured, Indicated, and Inferred Total Mineral Resource Estimate for the NBP constrained by Whittle TM pit volumes, including both the YellowJacket Vein/Stockwork and Disseminated Oxide Mineralization at a gold price of USD $1,250 per ounce and a silver price of USD $16.50 per ounce

Table 3a - Total Mineral Resource, Phase I & II
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	20,544	0.68	446	4.36	2,878
Indicated	137,566	0.30	1,314	1.16	5,146
Total M&I	158,110	0.35	1,760	1.58	8,024
Inferred	64,785	0.20	426	0.50	1,042

Table 3b - Total Mill Mineral Resource (oxide and sulfide), Phase I & II
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	6,019	1.68	326	11.47	2,220
Indicated	8,315	1.51	405	8.93	2,388
Total M&I	14,334	1.59	731	10.00	4,608
Inferred	116	1.61	6	9.12	34

Table 3c - Total Mill Mineral Resource (sulfide), Phase I & II
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	1,157	1.29	48	4.35	162
Indicated	2,539	1.35	110	3.61	295
Total M&I	3,696	1.33	158	3.85	457
Inferred	76	1.64	4	4.91	12

Table 3d - Total Heap Leach Resource, Phase I & II
	tonnes (k)	Grade (g/t Au)	k-Ounces Au	Grade (g/t Ag)	k-Ounces Ag
Measured	14,525	0.26	120	1.41	658
Indicated	129,251	0.22	909	0.66	2,758
Total M&I	143,776	0.22	1,029	0.74	3,416
Inferred	64,669	0.20	420	0.48	1,008

*- See Cautionary Note to US Investors below

**-The Mineral Resources above are effective as of October 31, 2017

***-Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability

****-Includes Sulfide Mineral Resources discussed below

The Mineral Resource estimation is based on 766 drill holes with 27,729 gold composites. Geologic volumes were defined by geologic interpretations and used to constrain the estimation. Heap leach resources were estimated by Ordinary Kriging. The YellowJacket vein and stockworks were estimated using Inverse Distance estimations. To estimate the reasonable prospects of eventual economic extraction, Metal Mining Consultants Inc. confined the resources to mining volumes defined by Whittle TM analysis using the input parameters defined in Table 4. There are no known legal, political or environmental risks that could materially affect the potential development of the Mineral Resources.

Corvus Gold Inc.	- 6 -	October 31, 2017
NR17-16 Continued

Table 4,
WhittleTM Input Parameters used for the NBP Mineral Resource Estimation

Parameter	Unit	Mayflower*	Jolly Jane*	Sierra Blanca*	YellowJacket **	Sulfide***
Mining Cost	USD/total tonne	1.64	1.42	1.54	1.54	1.54
Au Cut-Off	g/t	0.1	0.1	0.1	0.35	0.71
Processing Cost	USD/process tonne	1.72	1.72	1.15	11.84	25.6
Au Recovery	%	70.0	72.0	73.8	86.6	91.0
Ag Recovery	%	8.0	8.0	6.3	74.3	57.2
Admin Cost	USD/process tonne	0.5	0.5	0.45	0.45	0.45
Refining & Sales	USD/tonne	0.07	0.04	0.02	0.11	0.11
Au Selling Price	USD/oz	1,250	1,250	1,250	1,250	1,250
Slope Angle	Degrees	50	50	50	50	50

* - assumes heap leach processing of disseminated mineralization

** - assumes Gravity - CIL mill processing of YellowJacket mineralization

*** -assumes Ambient Atmospheric Oxidation mill processing of Sulfide mineralization

**** - break-even grade derived from Whittle input parameters at USD $1,250 per ounce gold price, and USD $16.50 per ounce silver price

Sulfide Resource

Sulfide Mineral Resources have been added to the NBP Mineral Resources based on previously identified materials that lie within the YellowJacket zone and 2017 drilling in the Swale and Liberator areas. The majority of the identified sulfide mineralization is along the YellowJacket zone and was previously identified as waste material. Metallurgical test work on sulfide mineralization from the Sierra Blanca, Pioneer Tuff, Rhyolite and Dacite rock types in the YellowJacket area indicate high gold and silver recoveries possible using flotation to produce a concentrate, fine grinding of the concentrate, oxidation of the concentrate using the AAO method followed by cyanide leaching of the resulting filter cake. Gold recoveries with this processing approach ranged between 87% and 94% as indicated in Table 5, which lists the gold recovery to the concentrate, the concentration ratio and the overall gold recovery from the testing (NR 17-9, June 21, 2017). Both Soda Ash and Trona were used in the tests as the neutralizing agent and the tests were conducted by Hazen Research Inc., of Golden, Colorado.

Corvus Gold Inc.	- 7 -	October 31, 2017
NR17-16 Continued

Table 5

NBP Concentrate AAO Testing

Sample Unit	Gold Recovery to Concentrate	Concentration Ratio (mineralized tonne to concentrate)	Post AAO CN Gold Recovery (from concentrate)	Overall Gold Recovery (from mineralized tonne)
Soda Ash
Sierra Blanca	94%	9:1	99%	93%
Pioneer Tuff	94%	14:1	100%	94%
Rhyolite	89%	14:1	100%	89%
Dacite	88%	5:1	100%	88%
Trona
Sierra Blanca	94%	9:1	97%	91%
Pioneer Tuff	94%	14:1	99%	93%
Rhyolite	89%	14:1	98%	87%
Dacite	88%	5:1	99%	87%

The sulfide Mineral Resources within the WhittleTM pit shells have been included in the Mill Mineral Resource tables presented earlier. Operating costs and gold recoveries have been developed for use in the WhittleTM analysis and are included in Table 4. The breakdown of the Sulfide Mineral Resource are listed in Table 3c.

The Company will file an updated NI 43-101 compliant technical report (the “Report”) to be prepared by independent qualified persons, which will include the results of the Mineral Resource update on SEDAR within 45 days, and investors are urged to review the Report in its entirety.

Mineral resources that are not mineral reserves do not have demonstrated economic viability.

About the North Bullfrog Project and the Mother Lode Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 65 federal unpatented mining claims on the Mother Lode project which totals 522 hectares which it owns 100% of.

The NBP includes numerous prospective gold targets at various stages of exploration with four having the following modeled Mineral Resources (Sierra Blanca, Jolly Jane, Mayflower, and YellowJacket). In Phase 1, the project contains a Measured Mineral Resource for the mill of 5.2 Mt at an average grade of 1.79 g/t gold and 12.72 g/t silver, containing 300 k ounces of gold and 2,136 k ounces silver and Indicated Mineral Resources for the mill of 5.6 Mt at an average grade of 1.75 g/t gold, and 11.86 g/t silver, containing 314 k ounces of gold and 2,128 k ounces of silver, and an Inferred Mineral Resource for the mill of 49 kt at an average grade of 1.90 g/t gold and 18.41 g/t silver, containing 3 k ounces of gold and 29 k ounces of silver. In addition, the project contains a Phase 1 Measured Mineral Resource for oxide, run of mine, heap leach of 5.2 Mt at an average grade of 0.37 g/t gold and 2.42 g/t silver, containing 62 k ounces of gold and 404 k ounces silver and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 19.0 Mt at an average grade of 0.37 g/t gold and 1.30 g/t silver, containing 228 k ounces of gold and 791 k ounces of silver, and an Inferred, oxide, run of mine, heap leach Mineral Resource of 5.9 Mt at an average grade of 0.30 g/t gold and 0.59 g/t silver, containing 56 k ounces of gold and 111 k ounces of silver.

Corvus Gold Inc.	- 8 -	October 31, 2017
NR17-16 Continued

The Phase 2 Measured Mineral Resource for the mill has 0.8 Mt at an average grade of 1.01 g/t gold and 3.27 g/t silver, containing 26 k ounces of gold and 84 k ounces silver and Indicated Mineral Resource for the mill of 2.7 Mt at an average grade of 1.04 g/t gold and 2.96 g/t silver, containing 91 k ounces gold and 260 k ounces silver, and an Inferred Mineral Resource for the mill of 67 kt at an average grade of 1.39 g/t gold and 2.32 g/t silver, containing 3 k ounces gold and 5 k ounces silver. In addition, the project contains a Phase 2 Measured, oxide, run of mine, heap leach Mineral Resource of 9.3 Mt at an average grade of 0.19 g/t gold and 0.85 g/t silver, containing 58 k ounces gold and 254 k ounces silver, an Indicated, oxide, run of mine, heap leach Mineral Resource of 110.3 Mt at an average grade of 0.19 g/t gold and 0.55 g/t silver, containing 680 k ounces gold and 1,967 k ounces silver, and an Inferred, oxide, run of mine, heap leach Mineral Resource of 58.8 Mt at an average grade of 0.19 g/t gold and 0.47 g/t silver, containing 364 k ounces gold and 897 k ounces silver.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has supervised the preparation of the scientific and technical information that form the basis for this news release and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at the NBP was designed and supervised by Mark Reischman, Corvus’ Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying. ALS Chemex’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third-party laboratory for additional quality control.

The Independent Qualified Person, Scott E. Wilson, visited the NBP site during 2014, 2015 and 2016. Mr. Wilson has performed data verification by examining core materials at the site, and has selected check samples to develop independent verifying assays of intervals by the Inspectorate laboratory in Reno, NV. Geologic data development processes were reviewed and observed during a site visit. All drilling geologic description, assaying data and geochemical data have been provided in a database format to Metal Mining Consultants Inc. for the purpose of estimating the resource. The Qualified Person has reviewed the News Release and approved its publication.

Corvus Gold Inc.	- 9 -	October 31, 2017
NR17-16 Continued

Mr. Scott E. Wilson, CPG, President of Metal Mining Consultants Inc., is an independent consulting geologist specializing in Mineral Reserve and Resource calculation reporting, mining project analysis and due diligence evaluations. He is acting as the Qualified Person, as defined in NI 43-101, for the overall technical report, and the Mineral Resource estimate. Mr. Wilson has over 28 years of experience in surface mining and is a Registered Member (#4025107RM) of Society for Mining, Metallurgy and Exploration, Inc. Mr. Wilson and Metal Mining Consultants, Inc. are independent of the Company under NI 43-101.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada. In addition, the Company controls another exploration property, Mother Lode, with gold mineralization near the NBP. Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding projected economics of the mine plan contained in the PEA, including mine development and operating costs and potential future productions, estimates of mineral resources, the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to expand the existing estimated mineral resource at the North Bullfrog project, the potential for the North Bullfrog system to continue to grow and/or to develop into a major new higher-grade, bulk tonnage, Nevada gold discovery, the potential for any mining or production at North Bullfrog, the potential for the identification of multiple deposits at North Bullfrog, the potential for the existence or location of additional high-grade veins, the potential for a low cost mining operation at the North Bullfrog Project the gold and silver prices used to constrain the Mineral Resource estimates at the North Bullfrog Project, the potential development of the Mother Lode property, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Certain material assumptions regarding such forward-looking statements are discussed in this news release and the Company’s annual and quarterly management’s discussion and analysis filed at www.sedar.com. In addition to, and subject to, such assumptions discussed in more detail elsewhere, the forward-looking statements in this news release are also subject to the following assumptions: (1) the price of gold and silver being consistent with the prices used herein; (2) the ability to develop the North Bullfrog project in accordance with the terms of the PEA; (3) the timing of the receipt of regulatory and governmental approvals, permits and authorizations necessary to implement and carry on the Company’s planned exploration and potential development programs; (4) the Company’s ability to attract and retain key staff, (5) the timing of the ability to commence and complete the planned work at the Company’s projects, and (6) the ongoing relations of the Company with its underlying property lessors and the applicable regulatory agencies. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and the Company’s United States public disclosure filings may be access via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Corvus Gold Inc.	- 10 -	October 31, 2017
NR17-16 Continued

Cautionary Note to US Investors

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.